American Funds Money Market Fund
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	19,569,124
Class B	625,876
Class C	638,420
Class F1	56,204
Class F2	136,405
Total	21,026,029
Class 529-A	675,868
Class 529-B	55,589
Class 529-C	152,608
Class 529-E	39,173
Class 529-F1	33,921
Class R-1	83,624
Class R-2	1,422,052
Class R-3	1,219,823
Class R-4	732,856
Class R-5	347,013
Class R-6	15,494
Total	4,778,021

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$1.00
Class C	$1.00
Class F1	$1.00
Class F2	$1.00
Class 529-A	$1.00
Class 529-B	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-F1	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5	$1.00
Class R-6	$1.00